Redacted - Fees have been excluded because they are both (1) not material and (2) would likely cause competitive harm to the Registrant if publicly disclosed.

AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND SERVICING AGREEMENT
THIS AMENDMENT dated as of August 22, 2025 (the “Effective Date”), to the Fund Servicing Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties have previously entered into an Amended and Restated Fund
Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Administration Agreement”), a Fund Accounting Agreement, dated June 8, 2006, as amended (the “Accounting Agreement”), and a Transfer Agent Servicing Agreement, dated June 8, 2006, as amended (the “Transfer Agent Agreement”);
WHEREAS, the parties desire to amend the Agreement to update the fee schedule and the following fund names for Scharf Investments, LLC to reflect their conversion into exchange traded funds; and
•Scharf ETF (formerly, Scharf Fund)
•Scharf Global Opportunity ETF (formerly, Scharf Global Opportunity Fund)
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, the Exhibit for Scharf Investments, LLC attached hereto is added to the Agreement.
2.As of the Effective Date, Exhibit CC to the Administration Agreement is hereby superseded by the Exhibit for Scharf Investments, LLC attached hereto.
3.As of the Effective Date, Exhibit CC to the Accounting Agreement is hereby superseded by the Exhibit for Scharf Investments, LLC attached hereto.
4.As of the Effective Date, Exhibit BB to the Transfer Agent Agreement is hereby superseded by the Exhibit for Scharf Investments, LLC attached hereto.
5.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jeff Rauman	By: /s/ Greg Farley
Name: Jeff Rauman	Name: Greg Farley
Title: President	Title: Senior Vice President
Date: 7/23/25	Date: 7/23/2025

ADVISORS SERIES TRUST
Servicing Agreement Exhibit for Scharf Investments, LLC

Name of ETF Series and Applicable Fees
Scharf ETF
Scharf Global Opportunity ETF

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services
New fund launch – $[ ] per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements –
o$[ ] for first [ ] active or inactive funds in same statutory prospectus
o$[ ] for each additional active or inactive fund in the same statutory prospectus
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
Above fees are applicable when all new funds are registered in same statutory prospectus.

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses
Fund startup and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% 75 days after the preliminary registration statement is filed with the SEC.
Base Fee for Accounting, Administration
The following reflects the greater of the basis point fee or annual minimum1 where Scharf Investments, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Minimum annual fee: $[ ] per fund

Base Fee for ETF Services

Annual Fee per fund
ETF Order Taking    $[ ] per fund
ETF Transfer Agency    $[ ] per order (Create or Redeem)

Basket Creation
Equities/Cash    [ ] bps
International Securities/Derivatives    [ ] bps Fixed AP Fee    TBD/fund
Optional Services
ETF Stock Splits    $[ ]
ETF Liquidation    $[ ]
ETF Slippage Calculations    $[ ]/Fund/Year

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX A
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated [ ] pricing days annually)

$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.

$[ ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] Intraday money market funds pricing, up to [ ] times per day
$[ ] per Month Manual Security Pricing ([ ] per day)
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
$[ ] per Foreign Equity Security per Month for Corporate Action Services
$[ ] per Domestic Equity Security per Month for Corporate Action Services
$[ ] per CMO and Asset Backed Security per Month / $[ ] for ETF Funds per month for Factor Services
$[ ] per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$[ ] per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees
•$[ ] per month per fund: Tier [ ] for maintenance of data for performance calculations where the client is supplying the Index data
•$[ ] per month per fund: Tier [ ] including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
•$[ ] per month per fund: Tier [ ] including but not limited to: MSCI Indexes, FTSE Russell
•$[ ] per month per fund: Tier [ ] including but not limited to: Wilshire Indexes, Lipper JPM
•$[ ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

Trust Chief Compliance Officer Annual Fee (Per Fund*)
$[ ] /fund (subject to change based on Board approval)
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval

SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund

Tailored shareholder reporting - $[ ] per year, per Fund (first class), $[ ] per year for each additional class

Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$[ ] per year, per Fund
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Core Tax Services
M-1book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to [ ]) and Capital Gain Dividend Estimates (Limited to [ ]).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
▪$[ ] per trust per year - Base fee
▪Additional fee of $[ ] per fund per year

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]

*Additional fees may apply from index providers

Fees for Special Situation:
•Fee will be assessed.

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[ ]% or less	$[ ]
More than [ ]% but less than [ ]%	$[ ]
[ ]% or more	$[ ]

•Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Materials:

Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price1 (USD)
Base Fee	$[ ]
Per User Fee[2]	$[ ]
Per Separate Committee[3] Fee	$[ ]

1 Subject to an annual increase, provided that the annual increase will not exceed [ ]% through October 2025.
2 Per user fee applies to all users excluding any Fund Services employee who is not an officer in a Multiple Series Trust sponsored by Fund Services.
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee	$[ ]

1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from Fund Services’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

◦1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First [ ] included in core services) – $[ ] per additional estimate
State tax returns - (First [ ] included in core services) – $[ ] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

ADVISORS SERIES TRUST
Servicing Agreement
Exhibit for Scharf Investments, LLC (Continued)

Name of Mutual Fund Series and Applicable Fees
Scharf Multi-Asset Opportunity Fund Scharf Alpha Opportunity Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE
Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum annual fee: $[ ] per fund
Additional fee of $[ ] for each additional class, Controlled Foreign Corporation (CFC) and/or manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
Daily Performance Reporting
Advisor Information Source Web Portal – on-line access to portfolio management and compliance information
Fund Services Regulatory Administration (e.g., registration statement update)

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

CCO Annual Fees (Per Fund)*
$[ ] /fund (subject to change based on Board review and approval)
$[ ] / sub-advisor per fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, third party auditing and legal expenses, wash sales reporting (currently GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule: additional legal administration (e.g., subsequent new fund launch), Daily compliance testing (Charles River), Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase, All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE

Annual Regulatory Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
$[ ] additional minimum
Additional Services (NOT INCLUDED IN ANNUAL FEE)
New fund launch – as negotiated based upon specific requirements
Subsequent new fund launch – $[ ] /project
Subsequent new share class launch – $[ ] /project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
Base fee – $[ ] /fund per year
Setup – $[ ] /fund group
Data Feed – $[ ] /security per month
Section 15(c) Reporting
$[ ] /fund per report – first class
$[ ] /additional class report
Equity Attribution (Morningstar Direct)
$[ ] first user
$[ ] second user
$[ ] thereafter

BookMark Electronic Board Book Portal
Fund Services will establish a central, secure portal for Board materials using a unique client board URL.
Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
Features password-protected, encrypted servers with automatic failover.
Training and ongoing system support.
Accessible from your smart phone or iPad.
Allows multiple users to access materials concurrently.
Searchable archive.
Ability to make personal comments.

Annual Fee
0-10 users - $[ ] (includes 3 GB of storage)
10-20 users - $[ ]
20-30 users - $[ ]
30-40 users - $[ ]
Additional Storage: 3 GB included in annual charge; $[ ] for each additional 5 GB of storage

Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
Performance Service – $[ ] /CUSIP per month
Setup – $[ ] /CUSIP
Conversion – quoted separately
FTP Delivery – $[ ] setup /FTP site
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE
Pricing Services*
$[ ] - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
$[ ] - Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$[ ] - CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$[ ] - Bank Loans
$[ ] - Credit Default Swaps
$[ ] - Swaptions,
$[ ] Intraday money market funds pricing, up to [ ] times per day
$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$[ ] per Month Manual Security Pricing ([ ] per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action & Factor Services (Security Paydown)
$[ ] / Foreign Equity Security per Month for Corporate Action Service
$[ ] / Domestic Equity Security per Month for Corporate Action Service
$[ ] / CMOs, Asset Backed, Mortgage Backed Security Per Month
Third Party Administrative Data Charges (descriptive data for each security)
$[ ] per security per month for fund administrative data

Fair Value Services (Interactive Data)*
$[ ] on the First [ ] Securities
$[ ] on the Balance of Securities

* Per security per fund per pricing day.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, , third party auditing and legal expenses, wash sales reporting (currently GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule: additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.

Fees are calculated pro rata and billed monthly.

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE

Annual Service Charges to the Fund*
Base Fee Per CUSIP    $[ ] /year
NSCC Level 3 Accounts    $[ ] /open account
No-Load Fund Accounts    $[ ] /open account
Load Fund Accounts    $[ ] /open account
Closed Accounts    $[ ] /closed account
Services Included in Annual Base Fee Per CUSIP
DST NSCC Charge
Activity Charges
Manual Shareholder Transaction & Correspondence    $[ ] /event
Omnibus Account Transaction    $[ ] /transaction
Telephone Calls    $[ ] /minute
Voice Response Calls    $[ ] /call
Daily Valuation/Manual 401k Trade    $[ ] /trade
CUSIP Setup Charge
$[ ] / CUSIP
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
*Subject to annual CPI increase– All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
FAN Web Premium (Fund Groups over 50,000 open accounts)
−    Implementation - $[ ] /fund group – includes up to [ ] hours of technical/BSA support
−    Annual Base Fee - $[ ] /year
FAN Web Select (Fund Groups under 50,000 open accounts)
−    Implementation - $[ ] /fund group – includes up to [ ] hours of technical/BSA support
−    Annual Base Fee - $[ ] /year
FAN Web Direct (API) – Quoted Separately
Customization - $[ ] /hour
Activity (Session) Fees:
−    Inquiry - $[ ] /event
−    Account Maintenance - $[ ] /event
−    Transaction – financial transactions, reorder statements, etc. - $[ ] /event
−    New Account Setup - $[ ] /event (Not available with FAN Web Select)
Strong Authentication:
−    $[ ] /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices. Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
Initial Implementation Site Setup Fee - $[ ]
Monthly Base Fee - $[ ]
Transaction Fees:
Inquiry - $[ ] /event
Maintenance - $[ ] /event
Transaction - $[ ] /event
New Account Establishment Setup - $[ ] /event
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery - $[ ] /year
Per Record Charge
−    Rep/Branch/ID - $[ ]
−    Dealer - $[ ]
Price Files - $[ ] /record or $[ ] /user per month, whichever is less
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
Inquiry Only
−    Inquiry - $[ ] /event
−    Per broker ID - $[ ] /month per ID
Transaction Processing

−    Implementation - $[ ] /management company
−    Transaction – purchase, redeem, exchange, literature order - $[ ] /event
−    New Account Setup – $[ ] /event Monthly Minimum Charge - $[ ] /month
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
Implementation Fees
−    Develop eBusiness Solutions Software - $[ ] /fund group
−    Code Print Software - $[ ] /fund group
Load charges
−    $[ ] /image
Archive charge (for any image stored beyond [ ] years)
−    $[ ] /document
*Normal Vision ID and activity charges also apply.
Client Web Data Access
Fund Services client on-line access to fund and investor data through Fund Services technology applications and data delivery and security software.
Report Source
Setup: $[ ] (Includes access to Fund Source)
Service: $[ ] /user per month
BDS – Statement Storage & Retrieval
Setup: $[ ] /user
Service: $[ ] /user per month
Custom Electronic File Exchange (PowerSelect File Development)
Setup: $[ ] /request (Includes up to [ ] hours of programming. If beyond, additional time will be $[ ] / hour consultation and development.)
Service: $[ ] /file per month
Mail File (DDS mailbox in which clients can pull information): $[ ] /file setup
TIP File Setup
Setup & Delivery of Standard TIP Files: $[ ] /request (Unlimited files per request)
Custom TIP File Development: $[ ] /request (Includes up to [ ] hours of programming. If beyond, additional time will be $[ ] /hour consultation and development.)
Client Dedicated Line Data Access
For Fund Services clients requiring continuous on-line access to Fund Services shareholder accounting systems, such as for client call center support:
$[ ] /year per workstation for TA2000 AWD access
Data communications setup and monthly charges based upon location and bandwidth
Training billed at hourly rates plus out-of-pocket expenses
Programming Charges
$[ ] /hour
Charges incurred for customized services based upon fund family requirements including but not limited to:
Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
Conversion programming
Customized service development
Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
All other client specific customization and/or development services
Transfer Agent Training Services
On-site at Fund Services - $[ ] /day
At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
[ ] days or less: $[ ] /open account
[ ] days: $[ ] /open account
[ ] days: $[ ] /open account
[ ] days – 1 year: $[ ] /open account
[ ] year – [ ] years: $[ ] /open account
Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
$[ ] /direct open account per year
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
$[ ] setup /fund group of [ ] funds, $[ ] setup /fund group of over [ ] funds
$[ ] /account per year
12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[ ] per open account per year.
Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[ ] setup /fund group
$[ ] /month administration
$[ ] /received email correspondence
Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[ ] /fund group per month
Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements. Actual costs will depend upon specific client requirements.
Setup - $[ ] /fund group
Annual Fee - $[ ] /open and closed account
Literature Fulfillment Services*
Account Management
−    $[ ] /month (account management, lead reporting and database administration)
Out-of-Pocket Expenses
−    Kit and order processing expenses, postage, and printing
Inbound Teleservicing Only
−    Account Management - $[ ] /month
−    Call Servicing - $[ ] /minute
Lead Conversion Reporting (Closed Loop)
−    Account Management    - $[ ] /month
−    Database Installation, Setup -    $[ ] /fund group
−    Specialized Programming - (Separate Quote)*
*Fees exclude postage and printing charges.

FAF Money Market Fund Service Organizations
$[ ] /money market share class per year
Out-of-pocket expenses (see Transfer Agent Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following: Qualified Plan Fees
$[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ] /SSN)
$[ ] /transfer to successor trustee
$[ ] /participant distribution (Excluding SWPs)
$[ ] /refund of excess contribution
$[ ] /reconversion/recharacterization
Additional Shareholder Paid Fees
$[ ] /outgoing wire transfer or overnight delivery
$[ ] /telephone exchange
$[ ] /return check or ACH or stop payment
$[ ] /research request per account (Cap at $[ ] /request) (This fee applies to requests for statements older than the prior year)
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
$[ ] setup/fund group
$[ ] /certificate transaction
Same Day Cash Management
Setup: $[ ] (Access via Internet VPN)
Service: $[ ] /user per month
Real Time Cash Flow
Implementation (one time charge) & Recurring Charges (monthly)
    [ ] Users – $[ ]
    [ ] Users – $[ ]
    [ ] Users – $[ ]
    [ ] Users – $[ ]
    [ ] Users – $[ ]
    [ ] Users – $[ ]
Training
WebEx - $[ ] /user
On Site at Fund Services - $[ ] /day
At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required
Real Time Data Feeds
Implementation (per feed) - $[ ] /hour ([ ] hour estimate) Recurring (per feed) - $[ ] /month

Expedited CUSIP Setup - $[ ] /CUSIP (Less than [ ] days)

MARS SALES REPORTING & COMPLIANCE SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE
System Implementation Cost
$[ ] - MARS Base 22c-2 Compliance Only
$[ ] - MARS Base Sales and Asset Reporting Module & MARS Base Core CRM Module
$[ ] /hour – Software or report customization
Monthly Service Fee
$[ ] – Standard monthly service fee
Monthly Base Module Fees (Per user)
$[ ] – MARS Base 22c-2 Compliance Module
−    22c-2 Rules definition, workflow process management, data request manager, account, and transactions
$[ ] – MARS Base Sales and Asset Reporting Module
−    Data cleaning, and sales & asset reports with sales views
$[ ] – MARS Base Core CRM Module
−    Firm, branch, rep profiles, activity management, calendar, tickler, security & administration, and rep import
Optional Services (Monthly per user unless otherwise noted)
$[ ] – Channel/territory manager (included in base fee for CRM Module)
$[ ] – Customer/account module
$[ ] – MARS omnibus reconciliation manager
$[ ] – Supermarket platform reporting module
$[ ] – Data quality module (only one license needed)
$[ ] – Handheld module
$[ ] – Handheld implementation (one time only)
$[ ] – Mapping integration module
$[ ] – Multiple Windows Module (only one license needed)
$[ ] – Document Management Module (only one license needed)
$[ ] – Profiling Module (only one license needed)
Discovery-RIATM Database Integration
Discovery-RIATM Implementation: $[ ] – One-time setup fee
Discovery-RIATM Integration: $[ ] – Monthly fee
MARS Training
WebEx - $[ ] /user
On Site at Fund Services - $[ ] /day
At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required
Enhanced Support Services (Monthly fee)
$[ ] – Basic support components, data scrubbing (cleaning of firm, branch, and rep information), database query requests, compliance report monitoring/review/analysis, compliance workflow assistance, and business requirements analysis.

NSCC SDR Fees
Line maintenance fee $[ ] /month
Line use fee $[ ] /hour

Transaction fee $[ ] /[ ] records

INFORMA ELECTRONIC SHAREHOLDER STATEMENT SERVICES FEE SCHEDULE
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee Note: Quarterly minimum fee of $[ ].
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $[ ] /statement
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Loading, Storage, and Access
Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
Development & Implementation of Electronic Compliance Documents - $[ ] initial setup fee Note: Annual compliance minimum fee of $[ ].
FAN Web Transaction Fees
View Consent Enrollment - $[ ] /transaction
Consent Enrollment - $[ ] /transaction
View Statements - $[ ] /view
Notes:
All pricing based upon contractual three-year term. Proposal is rough estimate based upon client request. Rates subject to change once formal business requirements are received and reviewed. Estimate is valid for 90 days based on the following conditions:
Document Loading, Storage and Access - Statements presented as PDF documents. Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access. Statements will be loaded for all accounts, regardless of consent.
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed. Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement). Document set up fees will be determined upon requirements gathering and defining project scope.

Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements. $[ ] per hour.

eCONNECT PLATFORM SERVICE FEE SCHEDULE
eCONNECT is a Web-based platform featuring global content management, product distribution services, and digital print-on-demand technology. eCONNECT is accessible from any desktop, laptop, or mobile device so you can quickly and efficiently find, use, manage, and disseminate the information you need to maintain client relationships.
System Implementation Cost
$[ ] – Implementation of Literature Fulfillment Management System, Online Fulfillment System
Setup client rules, operating standards, email alerts, and inventory
Physical inventory conversion to Fund Services platform
Monthly Service Fee
$[ ] – Standard monthly service fee
Portals are defined by a unique point of entry, navigation, and business rules
1-To-1 Electronic Marketing Delivery Fee Per Month
$[ ] – Up to [ ]
$[ ] – Up to [ ]
$[ ] – Up to [ ]
$[ ] – Up to [ ]
$[ ] – Up to [ ]
$[ ] – Up to [ ]
$[ ] – Up to [ ]
Email Marketing (Message & Setup Fee Per Campaign)
$[ ] – Up to [ ]
$[ ] – Up to [ ]
$[ ] – Up to [ ]
$[ ] – Up to [ ]
$[ ] – Per [ ] over [ ]
eConnect Training
WebEx - $[ ] /user
On Site at Fund Services - $[ ] /day
At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required

SIGNATURE PAGE FOLLOWS

Adviser’s Signature below acknowledges approval of the fee schedules on this Exhibit for Scharf Investments, LLC.

Scharf Investments, LLC

By: /s/Jason Marcus
Name: Jason Marcus
Title: Chief Operating Officer
Date: 7/17/2025 | 1:25:56 PM PDT